Exhibit 99.1

Galaxy Next Generation Reports Fiscal Year 2022 Results and Provides Fiscal Year 2023 Guidance

FY 2022 Revenues Increase to Record $3.9 Million; FY 2023 Revenue Expected to Increase at least 50% to $6 Million

Management to Host Conference Call Today at 9:00 a.m. ET

TOCCOA, GA – September 23, 2022 - Galaxy Next Generation, Inc. (OTCQB:GAXY) ("Galaxy" or the "Company”), a provider of interactive learning technology solutions, announced the Company’s operating and financial results for the fiscal year ended June 30, 2022.

Key Financial Highlights for Fiscal Year 2022

· Revenues increased 4% year-over-year to a record $3.8 million in FY 2022

· Operating loss narrowed to $4.7 million in FY 2022, a 23% improvement compared to operating loss of $6.2 million in FY 2021

· Net loss narrowed to $6.3 million in FY 2022, a 74% improvement compared to net loss of $24.4 million in FY 2021

· Total liabilities decreased 22% to $6.8 million at June 30, 2022, including the elimination of $1.8 million of convertible debt in FY 2022, compared to total liabilities of $8.8 million at June 30, 2021

Recent Company Highlights

· Awarded a combined $1.3 million in purchase orders and contracts subsequent to FY 2022

· Appointed veteran technology sales executive Todd Eddy as Chief Revenue Officer

· Increased national footprint with entrances into the Ohio, New Hampshire, and Tennessee markets

· Recently launched G2 Secure aChat and G2LINK Classroom Audio System won platinum 2022 New Product Awards from leading education publication Spaces4Learning

· Patent issued by USPTO to support the integration of Galaxy’s platforms, including G2 Communicator and G2 LINK

Management Commentary

"Our fiscal year 2022 results reflect the continued transformation of our Company, as we worked to penetrate new markets and expand our existing relationships while making necessary operational improvements to lay the foundation for our next phase of growth," said Gary LeCroy, Chief Executive Officer of Galaxy. “We placed a considerable amount of our effort over the last year on strengthening our balance sheet and cost structure, while building out a robust sales function in preparation of servicing the strong demand we continue to see for our technology solutions. As we look toward fiscal year 2023, we believe that our expanded team and presence will enable us to achieve an increase in annual revenue of at least 50% as we demonstrate our competitive positioning.

“The launch of our innovative G2 Secure aChat and G2LINK solutions were both quite successful, and we are proud to see our award-winning products validated by the industry. We are still in the early stages of the classroom modernization process, and with budgets increasing at the state and federal level, we are well-positioned to emerge as a leader in the education technology market," concluded LeCroy.

Magen McGahee, Chief Financial Officer of Galaxy, added, "The considerable year-over-year decreases in our operating costs and elimination of our convertible debt in entirety reflects our commitment to scaling our company responsibly. As we execute on our growth strategy in the coming quarters and years ahead, we expect the benefits of our cost optimization initiatives to be increasingly apparent in our financial results. Our team remains focused on progressing toward a more profitable enterprise and ultimately generating long-term value for our shareholders.”

Fiscal Year 2023 Outlook

Galaxy expects revenue for fiscal year 2023 to be at $6.0 million, representing revenue growth of at least 50% from fiscal year 2022.

Conference Call and Webcast

Date: Friday, September 23, 2022

Time: 9:00 a.m. ET

Link: Click Here to Register ( https://audience.mysequire.com/webinar-view?webinar_id=e932f250-3db3-461e-b257-68a4058073fb )

Financial Results for the Fiscal Year Ended June 30, 2022

Revenue for the fiscal year ended June 30, 2022 was $3.9 million, an increase of $0.1 million or 4%, as compared to $3.8 million for the fiscal year ended June 30, 2021. The increase in revenues was due to an increase in the customer base for interactive panels and related products as well as additional revenues from OEM customers.

Cost of sales increased during the fiscal year ended June 30, 2022 due to an inventory adjustment to write off obsolete inventory, amortization of product development costs, shipping and supply chain delays and higher freight costs.

Gross profit for the fiscal year ended June 30, 2022 was $0.6 million as compared to $1.7 million for the fiscal year ended June 30, 2021. The resulting gross margin was 14% for the fiscal year ended June 30, 2022, as compared to 45% for the fiscal year ended June 30, 2021.

Total general and administrative expenses for the fiscal year ended June 30, 2022 were $5.3 million, a decrease of $2.6 million or 33%, as compared to $7.9 million for the fiscal year ended June 30, 2021.

Operating loss for the fiscal year ended June 30, 2022 was $4.7 million, a decrease of $1.5 million or 23%, as compared to $6.2 million for the fiscal year ended June 30, 2021. Operating loss for the fiscal year ended June 30, 2022 included $0.2 million of non-cash stock-based compensation.

Other expenses for the fiscal year ended June 30, 2022 were $1.5 million, a decrease of $16.8 million or 92%, compared to $18.3 million for the fiscal year ended June 30, 2022. Reduced interest expense of $13.4 million during the fiscal year ended June 30, 2022 is attributed to the decrease in overall debt.

Net loss for the fiscal year ended June 30, 2022 was $6.3 million or ($0.003) per diluted share, a decrease of $18.1 million or 74%, compared to a net loss of $24.4 million or ($2.005) per diluted share for the fiscal year ended June 30, 2021.

Non-cash contributing factors for the net loss incurred for the fiscal year ended June 30, 2022 are as follows:

a) $172,852 and $2,778,550 representing stock issued for consulting services and donation expenses for the years ended June 30, 2022 and 2021, respectively;

b) amortization of intangible assets and capitalized development costs for the years ended June 30, 2022 and 2021 totaling $525,307 and $474,635, respectively; and

c) impairment charges taken of $195,346 and $0 on acquired assets for the years ended June 30, 2022 and 2021, respectively.

About Galaxy Next Generation, Inc.

Galaxy Next Generation (OTCQB:GAXY) is a provider of interactive learning technology solutions that allows the presenter and participant to engage in a fully collaborative instructional environment. Galaxy's products include Galaxy's own private-label interactive touch screen panel as well as numerous other national and international branded peripheral and communication devices. Galaxy's distribution channel consists of 22+ resellers across the U.S. who primarily sell the Company's products within the commercial and educational market. Galaxy does not control where resellers focus their resell efforts, although generally, the K-12 education market is the largest customer base for Galaxy products - comprising nearly 90% of Galaxy's sales.

For additional information, please visit our website at: www.galaxynext.us

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding the Company making necessary operational improvements to lay the foundation for its next phase of growth, the Company’s expanded team and presence enabling it to achieve an increase in annual revenue of at least 50% as it demonstrates its competitive positioning, the Company being well-positioned to emerge as a leader in the education technology market, the benefits of the Company’s cost optimization initiatives becoming increasingly apparent in its financial results as it executes on its growth strategy in the coming quarters and years ahead and progressing toward a more profitable enterprise and ultimately generating long-term value for shareholders.  These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks , many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. . Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to increase annual revenue, the Company’s ability to emerge as a leader in the education technology market, the Company’s ability to execute on its growth strategy and progress toward a more profitable enterprise, , the duration and scope of the COVID-19 outbreak worldwide, including the impact to state and local economies, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022 and its subsequent filings with the U.S. Securities and Exchange Commission, including subsequent periodic reports on Form 10-Q and current reports on Form 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact
IR@GalaxyNext.us

P: 888-859-1274

Investor Relations

Brooks Hamilton

MZ North America

+1 949-546-6326

GAXY@mzgroup.us